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                                                                   EXHIBIT 23.2



                         Consent of Independent Auditors

We consent to the use in this registration statement of our report dated February 12, 1998 relating to the consolidated financial statements of Thomasville Bancshares, Inc. and subsidiary, and to the reference to us under the caption "Experts" in the prospectus.
                                                        /s/ Francis & Co. CPAs
                                                        -----------------------
                                                        Francis & Co., CPAs

Atlanta, Georgia
July 2, 1998